Exhibit 99.1

Joyce Nelson, former President and CEO of the National Multiple

Sclerosis Society, Joins Blackbaud’s Board of Directors

Charleston, S.C. (September 24, 2012) – Blackbaud, Inc. (NASDAQ: BLKB), the leading global provider of software and services designed for nonprofit organizations, today announced that Joyce Nelson, former president and CEO of the National Multiple Sclerosis Society (NMSS), has joined its board of directors.

“We’re delighted to have Joyce join the Blackbaud board of directors,” said Andrew M. Leitch, Blackbaud chairman. “She brings a wealth of experience in nonprofit leadership, governance functions, fiduciary responsibility and financial oversight to the board.”

Nelson was with NMSS for 28 years, serving as CEO for the last seven years until she recently retired in October, 2011. During her time with the organization, income grew from $45 million to $210 million, and the Food and Drug Administration approved seven effective treatments for the most common form of multiple sclerosis.

“I’m excited to join the Blackbaud board and to draw from my experience in nonprofit leadership to help guide the company’s strategic direction,” said Nelson. “To thrive despite many challenges nonprofits face, they must continually adapt, embracing technology and bold leadership. Blackbaud is well-positioned to support and lead innovation, helping nonprofits spend more time on their missions.”

“Joyce’s understanding of the challenges faced by nonprofits today will help us better serve the entire nonprofit sector,” said Marc Chardon, Blackbaud’s chief executive officer. “We are very fortunate to have her on our team.”

Nelson is a graduate of North Park University in Chicago where she was recognized for her accomplishments with the awarding of an honorary doctorate in 2006. She also received the Distinguished Alumni Award in 2012. She is a recipient of the Brotherhood Award in Media from the National Conference of Christians and Jews, was named Community Service Leader of the Year in 2008 by Paul Hastings, and received the Honor Award in 2009 from the Invisible Disabilities Advocates. She has served on the boards of the MS International Federation and the North Park University School of Non-Profit Management. She and her husband live in Denver, Colorado.

In addition to Nelson, Blackbaud’s board of directors consists of Andrew M. Leitch (chairman), Marc Chardon, Timothy Chou, George Ellis, David Golden, and Sarah Nash.

About Blackbaud

Serving the nonprofit and education sectors for 30 years, Blackbaud (NASDAQ: BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 27,000 nonprofit customers in over 60 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, independent K-12 education, animal welfare and other charitable causes. The company offers a full spectrum of cloud-based and on-

premise software solutions and related services for organizations of all sizes including: fundraising software, online fundraising software, event fundraising software, eMarketing, social media, advocacy, constituent relationship management (CRM), analytics, financial management and vertical-specific solutions for ticketing, school management, and more. Using Blackbaud software for nonprofits, these organizations raise more than $100 billion each year. Recognized as a top company by Forbes, InformationWeek, and Software Magazine and honored by Best Places to Work, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, Mexico, the Netherlands and the United Kingdom. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause actual results to differ materially from Blackbaud’s expectations expressed in this press release include the following: management of integration of acquired companies and other risks associated with acquisitions; general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel, including our new CFO; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Media Contact

Melanie Mathos

Blackbaud, Inc.

843.216.6200 x3307

media@blackbaud.com